                                                                   EXHIBIT 10.1

                              SECOND AMENDMENT TO
                            ASSET PURCHASE AGREEMENT


     This Second Amendment to Asset Purchase Agreement is executed as of November 5, 1996 by and among Search Capital Group, Inc. ("Search Capital"), Search Funding III, Inc. ("Search Funding") and U.S. Lending Corporation, as debtor-in-possession ("U.S. Lending").

                                R E C I T A L S:

     WHEREAS, Search Capital, Search Funding and U.S. Lending have entered into that certain Asset Purchase Agreement dated as of July 17, 1996 (the "Agreement");

     WHEREAS, Search Capital has been unable to date to obtain the necessary stockholder approval for the clarifying amendments to the terms of its 9%/7% Convertible Preferred Stock, which is a condition to consummation of the transaction contemplated by the Agreement;

     WHEREAS, the total current market value for Search Capital's 9%/7% Convertible Preferred Stock and Common Stock to be issued under the Agreement to U. S. Lending has declined;

     WHEREAS, Search Capital and U.S. Lending are willing to amend the Agreement (i) to specify that the stock prices for determination of the number of shares of Common Stock and Preferred Stock to be issued to U.S. Lending will float based on the trading prices for such stock and (ii) to provide for the issuance to U.S. Lending of Search Capital's Series B 9%/7% Convertible Preferred Stock in lieu of its 9%/7% Convertible Preferred Stock;

     NOW, THEREFORE, for and in consideration of the premises and other valuable consideration, the parties hereto agree to amend the Agreement as follows:


          1. THE DEFINITION OF "COMMON STOCK PRICE" IN SECTION 1 SHALL BE AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

               "Common Stock Price" means the average of the high bid and low asked prices, weighted on a daily basis by the number of shares traded, for the Common Stock for the 20 trading days preceding the Closing Date on the over-the-counter market, as reported by the National Quotation Bureau, Blomberg's or the National Association of Securities Dealers, Inc.


          2. THE DEFINITION OF "PREFERRED STOCK PRICE" IN SECTION 1 SHALL BE AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:





                                  EXHIBIT "A"
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               "Preferred Stock Price" means the average of the high bid and low asked prices, weighted on a daily basis by the number of shares traded, for Search Capital's 9%/7% Convertible Preferred Stock for the 20 trading days preceding the Closing Date on the over-the-counter market, as reported by the National Quotation Bureau, Blomberg's or the National Association of Securities Dealers, Inc.


          3. THE DEFINITION OF "PREFERRED STOCK" IN SECTION 1 SHALL BE AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

               "Preferred Stock" means shares of Convertible Preferred Stock that, upon issuance, will be part of Search Capital's Series B 9%/7% Convertible Preferred Stock described in the Preference Certificate, of which there are approximately 2,554,060 shares issued and outstanding as of the date of this Agreement.


          4. EXHIBIT 2C ATTACHED TO THE AGREEMENT SHALL BE REPLACED AND SUBSTITUTED WITH EXHIBIT 2C ATTACHED HERETO.


          5. SECTION 2(C) OF THE AGREEMENT SHALL BE AMENDED TO DELETE FROM ITS SECOND SENTENCE THE PHRASE "WHICH CERTIFICATE OF DESIGNATION SHALL BE AMENDED PRIOR TO THE CLOSING BY CERTAIN AMENDMENTS TO BE FILED WITH THE DELAWARE SECRETARY OF STATE".


          6. SECTION 6(B) OF THE AGREEMENT SHALL BE AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

               (b) Shareholder Approvals. Search Capital shall use its reasonable efforts to cause the approval by April 1, 1997 by its shareholders of certain clarifying amendments to the Certificate of Designation for its 9%/7% Convertible Preferred Stock, as described in Search Capital's Proxy Statement for a special meeting of shareholders originally scheduled for October 1, 1996. Search Capital makes no warranty or guaranty that such approvals will be obtained by April 1, 1997.


          7. SUBSECTIONS 6(I), 7(A)(X) AND 7(B)(XII) OF THE AGREEMENT SHALL BE DELETED.


          8. NEW SUBSECTIONS (U) AND (V) SHALL BE ADDED TO SECTION 8. SUBSECTIONS (U) AND (V) SHALL READ IN THEIR ENTIRETY AS FOLLOWS:

               u. Payment Upon Failure of Automatic Conversion of Preferred Stock. Search Capital shall pay to U.S. Lending $.08 per share of Preferred Stock issued at the Closing if the conditions for automatic conversion of such Preferred Stock into shares of Search Capital's 9%/7% Convertible Preferred Stock are not satisfied in accordance with Section 10(h) of the Preference Certificate on or before April 1, 1997. Such payment shall be made on or before April 15, 1997.



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               v.   Listing of Preferred Stock. Search Capital agrees to use
          reasonable efforts to list its Common Stock (including the shares issued to U.S. Lending) on NASDAQ or a national exchange and, in that connection, agrees to use reasonable efforts to list the Preferred Stock (including the shares issued to U.S. Lending) and its 9%/7% Convertible Preferred Stock at the same time. U.S. Lending acknowledges, however, that Search Capital does not currently qualify for a listing on NASDAQ or any other national exchange and will be unable to obtain such listing until it does qualify.


     9. NEW SECTION 6(K) SHALL BE ADDED TO THE AGREEMENT AND SHALL READ IN ITS ENTIRETY AS FOLLOWS:

               k. Findings by Bankruptcy Court. As part of the confirmation of its Amended Plan of Reorganization, U.S. Lending shall seek and obtain appropriate findings from the bankruptcy court to the effect that the securities, and any cash compensation under Section 8(u), to be received by U.S. Lending under this Agreement, as amended by the Second Amendment to Asset Purchase Agreement dated November 5,1996, are reasonably equivalent in value to the securities that would have been received under this Agreement before its amendment by said Second Amendment, that the changes and modifications to this Agreement and the Amended Plan of Reorganization as a result of the Second Amendment are not material, and comply with the requirements of Sections 1125 and 1127 of the U.S. Bankruptcy Code and that no further voting on the Amended Plan is necessary.


     10. U.S. LENDING AGREES AND CONFIRMS THAT IT IS NOT AWARE OF ANY BREACH BY SEARCH CAPITAL AND SEARCH FUNDING OF THEIR OBLIGATIONS UNDER THE AGREEMENT, AS AMENDED HEREBY. U.S. LENDING WAIVES ANY BREACH BY SEARCH CAPITAL AS A RESULT OF THE FAILURE TO DATE TO OBTAIN THE STOCKHOLDER APPROVALS REFERENCED IN FORMER
SECTION 6(B).


     11. THE PARTIES AGREE THAT THE AGREEMENT, AS AMENDED HEREBY, IS IN FULL FORCE AND EFFECT.

     EXECUTED as of the date first above written.

                                       U.S. LENDING CORPORATION


                                       By: /s/ ROBERT E. SPIELMAN
                                          -----------------------------------
                                       Name: Robert E. Spielman
                                            ---------------------------------
                                       Title:  Vice President
                                             --------------------------------


                                       SEARCH CAPITAL GROUP, INC.

                                       By: /s/ ROBERT D. IDZI
                                          -----------------------------------
                                       Name: Robert D. Idzi
                                            ---------------------------------
                                       Title: Senior Executive Vice President
                                              and Chief Financial Officer
                                             --------------------------------


                                       SEARCH FUNDING III, INC.

                                       By: /s/ ROBERT D. IDZI
                                          -----------------------------------
                                       Name: Robert D. Idzi
                                            ---------------------------------
                                       Title: Senior Executive Vice President
                                              and Chief Financial Officer
                                             --------------------------------
APPROVED

OFFICIAL COMMITTEE OF
UNSECURED CREDITORS OF
U.S. LENDING CORPORATION


By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------


OFFICIAL EQUITY COMMITTEE OF
U.S. LENDING CORPORATION


By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------